                                                               EXHIBIT 11.1

                  GENESEE & WYOMING INC. AND SUBSIDIARIES

                    COMPUTATION OF NET INCOME PER SHARE

               (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                                 THREE MONTHS
                                            YEARS ENDED DECEMBER     ENDED
                                                    31,            MARCH 31,
                                            -------------------- -------------
                                             1993   1994   1995   1995   1996
                                            ------ ------ ------ ------ ------
                                                                  (UNAUDITED)
BASIC EARNINGS PER SHARE:
Net Income................................. $1,624 $3,011 $1,657 $  502 $  965
  Weighted average number of shares of Com-
   mon Stock outstanding...................  2,304  2,304  2,348  2,348  2,348
                                            ====== ====== ====== ====== ======
  Earnings per share--basic................ $ 0.70 $ 1.31 $ 0.71 $ 0.21 $ 0.41
                                            ====== ====== ====== ====== ======
PRIMARY AND FULLY DILUTED EARNINGS PER
SHARE:
Net Income................................. $1,624 $3,011 $1,657 $  502 $  965
Weighted average number of Common Stock
 shares and common stock equivalents out-
 standing:
  Weighted average number of shares of Com-
   mon Stock outstanding...................  2,304  2,304  2,348  2,348  2,348
  Weighted average number of Common Stock
   equivalents applicable to stock war-
   rants...................................     42     42     42     42     42
  Weighted average number of Common Stock
   equivalents applicable to stock options.     24     24    --     --     --
                                            ------ ------ ------ ------ ------
  Common Stock and Common Stock equiva-
   lents...................................  2,370  2,370  2,390  2,390  2,390
                                            ====== ====== ====== ====== ======
  Earnings per share--primary and fully di-
   luted (1)............................... $ 0.69 $ 1.27 $ 0.69 $ 0.21 $ 0.40
                                            ====== ====== ====== ====== ======

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(1)  This calculation is submitted in accordance with item 601(b)11 of regulation S-K although it is not required by APB Opinion No. 15 because it results in dilution of less than 3%.